EXHIBIT 10.9

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”) made this 25th day of June, 2008 by and between Presto Food and Beverage, Inc, a New York corporation, having an office at 410 Park Ave., New York, NY 10022 (hereinafter referred to as "Employer" or the “Company) and Jose Mario Ortega, an individual residing at 1526 Blue Meadow Road, Rockville, MD 20854 (hereinafter referred to as "Employee");

W I T N E S S E T H:

WHEREAS, Employer employs, and desires to continue to employ, Employee as its Chief Operating Officer and Vice-President; and

WHEREAS, Employee is willing to continue to be employed as the Employer’s Chief Operating Officer and Vice-President  in the manner provided for herein, and to perform the duties of the Chief Operating Officer and Vice-President of the Employer upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

1.

Employment of Chief Operating Officer and Vice-President.  Employer hereby employs Employee as Chief Operating Officer and Vice-President of the Company.

2.

Term.

a.

Subject to Section 9 and Section 10 below, the term of this Agreement shall be for a period of Twenty-Four (24) months commencing in June 25, 2008 (the “Term”).  The Term of this Agreement shall be automatically extended for additional one (1) year periods, unless either party notifies the other in writing of its intention not to extend the Term at least ninety (90) days prior to the expiration of the then existing Term.

3.

Duties.  The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders and the Board, shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer.  Employee shall report directly and solely to the Board.

4.

Compensation.

a.

(i) Subject to the terms and conditions set forth in this Agreement, Employee shall be paid $120,000 per year during the Term of this Agreement.  Employee shall be paid periodically, in accordance with the policies of the Employer during the term of this Agreement, but not less than monthly.

(ii)

Employee is eligible for an annual bonus, if any, which will be determined and paid in accordance with policies, set from time to time by the Board.

b.

Employer shall include Employee in its health insurance program available to Employer's executive officers and shall pay 100% of the premiums for such program.

c.

Employee shall receive options to purchase 1,000,000 shares of the Employer’s common stock and shall have the right to participate in any other employee benefit plans established by Employer, including but not limited to, any employee stock option plan of the Company intended for the benefit of its employees and any defined compensation agreement approved by the Board of Directors for executives of the Employer.

d.

(i) In the event of a "Change of Control" whereby:

(A) A person (other than a person who is an officer or a Director of Employer on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Employer securities having 30% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer;

(B) At any time, a majority of the Board-nominated slate of candidates for the Board is not elected;

(C) Employer consummates a merger in which it is not the surviving entity;

(D) Substantially all Employer's assets are sold; or

(E) Employer's stockholders approve the dissolution or liquidation of Employer; then

(ii) All stock options and warrants ("Rights") granted by Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable; and in addition the employee, at his option, shall receive a special compensation payment for the exercise cost of all vested options upon exercising those options any time within twelve months after the effective date of the change of control, adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof. In the event Employee owns or is entitled to receive any unregistered securities of Employer, then Employer shall use its best efforts to effect the registration of all such securities as soon as practicable, but no later than 120 days after the effective date of the registration statement; provided, however, that such period may be extended or delayed by Employer for one period of up to 60 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Employer is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Employer because of the existence of non-public material information, or to allow Employer to complete any pending audit of its financial statements;

If at any time within three years of the said Change of Control, Employee is not retained by Employer or the surviving entity, as applicable, under terms and conditions substantially similar to those herein, or if Employee’s duties require employee to move to a location not acceptable to Employee, then in addition, Employee shall be eligible to receive a one-time cash bonus, equal on an after-tax basis to three times his average compensation for the three previous fiscal years. Such compensation shall include salary, bonus, and restricted stock awards.  Said bonus shall be paid within thirty (30) days of the Change of Control.

(e)

In the event that the Company raises funding for its operations or for general working capital from third party sources through the efforts of the Employee in an amount of $1,500,000 or more, the annual salary of the Employee as stipulated under section 4(a)(i) of this Agreement shall immediately, without need of demand on the part of the Employee, be raised to $150,000 for the remainder of the Term of this Agreement.

5.

Expenses.  Employee shall be reimbursed for all of his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are acceptable to Employer, which approval shall not be unreasonably withheld, for business related travel and entertainment expenses, and that Employee shall submit to Employer reasonably detailed receipts with respect thereto.

6.

Vacation.

 Employee shall be entitled to receive four (4) weeks paid vacation time after each year of employment upon dates agreed upon by Employer.  Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.

7.

Secrecy.  At no time shall Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

8.

Covenant Not to Compete.

(a) Subject to, and limited by, Section 10(b), Employee will not, at any time, during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise  As used in this Agreement, the business of Employer shall be deemed to include the manufacturing, marketing and distribution of food and beverages.

(b) For a period of one year from the date of termination of this agreement Employee shall not contact or solicit any of the Company’s customers, employees, distributors or suppliers.

9.  Termination.

a.  Termination by Employer

(i) Employer may terminate this Agreement upon written notice for Cause.  For purposes of this Agreement, "Cause" shall mean (A) Employee's misconduct as could reasonably be expected to have a material adverse effect on the business and affairs of Employer, (B) the Employee's disregard of lawful instructions of Employer’s Board of Directors consistent with Employee's position relating to the business of Employer or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of Employer, (C) engaging by the Employee in conduct that constitutes activity in competition with Employer; (D) the conviction of Employee for the commission of a felony; and/or (E) the habitual abuse of alcohol or controlled substances.  Notwithstanding anything to the contrary in this Section 9(a)(i), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 business days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of.  In no event shall alleged incompetence of Employee in the performance of Employee's duties be deemed grounds for termination for Cause.

(ii)

This agreement automatically shall terminate upon the death of Employee; except that Employee’s estate shall be entitled to receive any amount accrued under Section 4(a).

b.

Termination by Employee

(i) Employee shall have the right to terminate his employment under this Agreement upon 30 days' notice to Employer given within 90 days following the occurrence of any of the following events (A) through (F) or within three years following the occurrence of event (G):

(A)

Employee is not elected, appointed or retained as Chief Operating Officer of the Company.

(B)

Employer acts to materially reduce Employee's duties and responsibilities hereunder.  Employee's duties and responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that Employer is (or substantially all of its assets are) sold to, or is combined with, another entity, provided that Employee shall continue to have the same duties and responsibilities with respect to Employer's business, and Employee shall report directly to the board of directors of the entity (or individual) that acquires Employer or its assets.

(C)

Employer acts to change the geographic location of the performance of Employee's duties.

(D)

A Material Reduction (as hereinafter defined) in Employee's rate of base compensation, or Employee's other benefits.  "Material Reduction" shall mean a ten percent (10%) differential;

(E)

A failure by Employer to obtain the assumption of this Agreement by any successor;

(F)

A material breach of this Agreement by Employer, which is not cured within thirty (30) days of written notice of such breach by Employer;

(G)

A Change of Control.

(ii) Anything herein to the contrary notwithstanding, Employee may terminate this Agreement upon thirty (30) days written notice.

(iii) If Employee shall terminate this Agreement under Section 9(b)(i), Employee shall be entitled to receive six (6) months salary, at his then current yearly salary rate, for each year of service performed prior to such termination (the “Severance Payment”). Any such Severance Payment may be made in cash or shares, at the option of the Employee. Other than the Severance Payment described in this section 9(c), Employer shall have no further obligation to compensate Employee pursuant to Section 4 above.  If Employee shall terminate this Agreement pursuant to Section 9(b)(ii), Employee shall not be entitled to any additional compensation as provided in Section 4.

10.

Consequences of Breach by Employer;

Employment Termination

a.  If Employer shall terminate Employee's employment under this Agreement in any way that is a breach of this Agreement by Employer, the following shall apply:

(i)

Employee shall be entitled to receive the Severance Payment,. Other than the Severance Payment described above, Employer shall have no further obligation to compensate Employee pursuant to Section 4 above; and

(ii)

Employee shall be entitled to payment of any previously declared bonus as provided in Section 4(a) above.

b.

In the event of termination of Employee's employment pursuant to Section 9(b)(ii) of this Agreement, the provisions of Section 8 shall not apply to Employee.

11.

Remedies

Employer recognizes that because of Employee's special talents and knowledge of the Company’s business, and because of the special creative nature of and compensation practices of said industry and the material impact that individual projects can have on the Company's results of operations, in the event of termination by Employer hereunder (except under Section 9(a)(i) or (iii), or in the event of termination by Employee under Section 9(b)(i) before the end of the agreed term, the Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of Rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts' Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

12.

Excise Tax.

In the event that any payment or benefit received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

13.

Attorneys' Fees and Costs.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

14.

Entire Agreement; Survival.  This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision.  This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought.  Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

b.

The provisions of Sections 4, 7, 8, 9(a)(ii), 9(c), 10, 11, 12, 14, 16, 17 and 18 shall survive the termination of this Agreement.

15.

Assignment.  This Agreement shall not be assigned to other parties.

16.

Governing Law.  This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

17.

Notices.  All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

a.

delivered by hand;

b.

sent by facsimile (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

c.

received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses and facsimile numbers as the party may designate to itself by notice to the other parties:

(i) if to the Employer:

Presto Food and Beverage, Inc.

1410 Park Ave.,

New York, NY 10022

Telephone:  (212) 406-5378

Facsimile:  (212) 382-1492

Gersten Savage LLP

600 Lexington Ave., 9th Floor

New York, New York 10022

Attention:  Peter Gennuso, Esq.

Telephone: (212) 752-9700

Facsimile: (212) 980-5192

(ii) if to the Employee, at the address provided on page one of this Agreement.

18.

Severability of Agreement.  Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

PRESTO FOOD AND BEVERAGE, INC.

By:
Fernando Leonzo
Chief Executive Officer

Jose Mario Ortega